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                                                                     Exhibit 3.4

Submit the original   [LOGO OF              SECRETARY OF STATE        THIS SPACE
and one true copy     SECRETARY OF          Corporation Division      FOR OFFICE
$10.00                STATE CORPORATION     Business Registry         USE ONLY
                      DIVISION COMPANY]     158 12th Street NE
Registry Number:                            Salem, OR 97310-0210
                                            (503) 378-4166
130258-12
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                           ARTICLES OF AMENDMENT
                          By Directors or Shareholders

                   PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.  Name of the corporation prior to amendment:
    Evergreen International Aviation, Inc.

2. State the article number(s) and set forth the article(s) as it is amended to read. (Attach additional sheets, if necessary.) See Exhibit A attached hereto.

3. The amendment(s) was adopted on December 28, 1992. (If more than one amendment was adopted, identify the date of adoption of each amendment.)

4. Shareholder action was required to adopt the amendment(s). The shareholder vote was as follows:

--------------------------------------------------------------------------------
                                   Number of
                                     votes
Class or series  Number of shares  entitled     Number of votes  Number of votes
   of shares       outstanding     to be cast     cast for        cast against
--------------------------------------------------------------------------------
    Common         5,210,000       5,210,000     5,210,000              0
--------------------------------------------------------------------------------

5. [ ] Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

Execution: /s/ Joseph E. Sharp      Joseph E. Sharp          President
          --------------------------------------------------------------------
          Signature                  Printed name             Title

Person to contact about this filing: Karen M. Dodge        503-295-4400
                                    ------------------------------------------
                                    Name                   Daytime phone number

Make checks payable to the Corporation Division. Submit the completed form and fee to: Corporation Division, Business Registry, 158 12th Street NE, Salem, Oregon 97310-0210.

BC-3 (4/90)

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                                   EXHIBIT A

                    AMENDMENTS TO ARTICLES OF INCORPORATION

                  ARTICLE VII. LIMITATION OF DIRECTOR LIABILITY

     To the fullest extent that the Oregon Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the corporation shall not be liable to the corporation or its shareholders for any monetary damages for conduct as a director. Any amendment to or repeal of this Article or amendment to the Oregon Business Corporation Act shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                          ARTICLE VIII. INDEMNIFICATION

     To the fullest extent not prohibited by law, the corporation: (i) shall indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director of the corporation, and (ii) may indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was an officer, employee or agent of the corporation, or a fiduciary (within the meaning of the Employee Retirement Income Security Act of 1974), with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer of, or as a fiduciary (as defined above) of an employee benefit plan of, another corporation, partnership, joint venture, trust or other enterprise. This Article shall not be deemed exclusive of any other provisions for the indemnification of directors, officers, employees, or agents that may be included in any statute, bylaw, agreement, resolution of shareholders or directors or otherwise, both as to action in any official capacity and action in any other capacity while holding office, or while an employee or agent of the corporation. For purposes of this Article, "corporation" shall mean the corporation incorporated hereunder and any successor corporation thereof.